Exhibit 99.1

ZimVie Reports Fourth Quarter and Full Year 2022 Financial Results

•	FY 2022 Third Party Net Sales of $909.5 million

•	FY 2022 Net Loss of ($63.9) million; Net Loss Margin of (7.0%); Adjusted Net Income[1] of $47.9 million

•	FY 2022 Diluted EPS of ($2.45); Adjusted Diluted EPS[1] of $1.84

•	FY 2022 Adjusted EBITDA[1] of $122.5 million; Adjusted EBITDA margin[1] of 13.5%

WESTMINSTER, Colorado, March 1, 2023 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental and spine markets, today reported financial results for the fourth quarter and full year ended December 31, 2022. Management will host a corresponding conference call today, March 1, 2023, at 4:30 p.m. Eastern Time.

“Our team has been diligently focused on accelerating independence from our prior parent, and despite a difficult macroenvironment, we launched several innovative products and drove significant operational progress in our first year as a company. We remain focused on innovating around our core platforms and driving adoption of our clinically differentiated solutions,” said Vafa Jamali, President and Chief Executive Officer of ZimVie.

Recent Business Highlights

•	Launched T3® PRO Tapered Implant, Next-Generation TSX™ Implant, and Encode® Emergence Healing Abutment designed to optimize restorative care and aesthetics

•	Launched RealGUIDE™ CAD and FULL SUITE software modules enhancing digital dentistry platform

•	Surpassed 200,000 Mobi-C implants worldwide

•

Received positive policy decision from Highmark applicable to The Tether™, ZimVie’s differentiated, non-fusion spinal device for the treatment of idiopathic scoliosis, expanding coverage to 4+ million lives and following a positive policy decision from Anthem in mid-2022

•

Signed a partnership and global development agreement with Brainlab AG. to integrate minimally invasive Vital™ and Virage™ systems and Brainlab AG.’s industry leading portfolio of spine imaging, planning, navigation, and robotic assisted solutions

Recent Operational Highlights

•	Successfully completed 3 ERP conversions

•	Refreshed core IT systems, including successful transition of over 230 applications

•	Exited, downsized, or transformed 5 facilities worldwide

•	Reduced excess inventory to improve cash on hand

•	Paid all 2023 debt principal payments in advance as part of ongoing initiative to reduce leverage

Fourth Quarter 2022 Financial Results

Third party net sales for the fourth quarter of 2022 were $228.2 million, a decrease of (12.4%) on a reported basis and (9.1%) on a constant currency[1] basis, versus the fourth quarter of 2021. Third party dental segment net sales of $115.8 million decreased by ($9.6) million, or (7.6%) on a reported basis and (2.9%) on a constant currency[1] basis, driven by a general slowdown of customer purchases due to macroeconomic pressures and in anticipation of volume-based procurement (“VBP”) in China. Third party spine segment net sales of $112.3 million decreased by ($22.9) million, or (16.9%) on a reported basis and (14.8%) in constant currency[1], driven by the exit of a number of unprofitable markets in late 2021, the discontinuation of certain products and brands, a slowdown of customer purchases in China in anticipation of VBP, operational disruptions resulting from an ERP implementation, other IT systems projects, and continued competitive pressures in the spine market. Both segments were unfavorably impacted by one less selling day in the fourth quarter of 2022.

Net loss for the fourth quarter of 2022 was ($30.3) million, a decrease of $30.3 million versus the net loss of ($60.7) million in the fourth quarter of 2021, and as a percentage of third-party net sales was (13.3%). The decrease in net loss was primarily due to prior year brand rationalization charges that did not recur, lower inventory charges and lower SG&A costs due to lower variable selling costs on lower net sales as well as cost savings initiatives, partially offset by the net loss impact associated with the revenue declines noted above. Adjusted net income[1] for the fourth quarter of 2022 was $4.3 million, an increase of $13.6 million versus the same prior year period.

Basic and diluted EPS were ($1.16) and adjusted diluted EPS[1] was $0.16 for the fourth quarter of 2022. Weighted average shares outstanding for basic and diluted EPS was 26.1 million.

Adjusted EBITDA[1] for the fourth quarter of 2022 was $28.1 million, or 12.3%, a 70 basis point increase from the fourth quarter of 2021.

Cash and cash equivalents at the end of the fourth quarter of 2022 were $89.6 million and reflect the advanced payment in 2022 of the 2023 required principal payments under our credit agreement.

Full Year 2022 Financial Results

Third party net sales for the full year 2022 were $909.5 million, a decrease of (9.8%) on a reported basis and (6.8%) on a constant currency[1] basis, versus the full year 2021. Third party dental segment net sales of $459.7 million decreased by ($8.8) million, or (1.9%) on a reported basis but increased 2.6% on a constant currency[1] basis. Third party spine segment net sales of $449.8 million decreased by ($90.5) million, or (16.8%) on a reported basis and (14.9%) on a constant currency[1] basis, driven by the exit of a number of unprofitable markets in late 2021, the discontinuation of certain products and brands, the impact of the third party net sales retained by Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”) until we completed our separation activities in certain markets at the end of the third quarter of 2022, distributor bulk orders in the first quarter of 2021 that did not recur, the surge in COVID-19 cases in the first half of 2022 related to the Omicron variant, a slowdown of customer purchases in China in anticipation of VBP, operational disruptions resulting from an ERP implementation and other IT systems projects, continued competitive pressures in the spine market and changes in foreign currency exchange rates.

Net loss for the full year 2022 was ($63.9) million, a decrease of $31.4 million versus the net loss of ($95.3) million in the full year 2021, and as a percentage of third-party net sales was (7.0%). The decrease in net loss was primarily due to prior year brand rationalization charges that did not recur, lower inventory charges and lower SG&A costs due to lower variable selling costs on lower net sales as well as cost savings initiatives, partially offset by the decline in spine third party net sales. Adjusted net income[1] for the full year 2022 was $47.9 million, an increase of $10.8 million versus the prior year.

Basic and diluted EPS were ($2.45) and adjusted diluted EPS[1] was $1.84 for the full year 2022. Weighted average shares outstanding for basic EPS and diluted EPS was 26.1 million.

Adjusted EBITDA[1] for the full year 2022 was $122.5 million, or 13.5% of third-party net sales, a decrease of ($9.1) million but an expansion of 50 basis points from 13.0% in 2021.

Full Year 2023 Financial Guidance:

Projected Year Ending December 31, 2023
Reported Net Sales	$825M - $850M
Adjusted EBITDA Margin[2]	13.5% to 14.0%
Adjusted EPS[2]	$0.30 - $0.50

[1]	This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.
[2]

This is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Financial Information

The financial information included in this release for periods prior to March 1, 2022 is derived from the financial statements and records of the dental and spine businesses of Zimmer Biomet due to the fact that during such periods, ZimVie was still a wholly-owned subsidiary of, and operated under those businesses of, Zimmer Biomet.

Conference Call

ZimVie will host a conference call today, March 1, 2023, at 4:30 p.m. ET to discuss its fourth quarter and full-year 2022 financial results. To access the call, please register online at https://investor.zimvie.com/events-presentations/event-calendar. A live and archived audio webcast will also be available on this site.

About ZimVie

ZimVie is a global life sciences leader in the dental and spine markets that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures and treat a wide range of spine pathologies. In March 2022 the company became an independent, publicly traded spin-off of the dental and spine business units of Zimmer Biomet to breathe new life, dedicated energy, and strategic focus to its portfolio of trusted brands and products. From its headquarters in Westminster, Colorado, and additional facilities around the globe, the company serves customers in over 70 countries worldwide with a robust offering of dental and spine solutions including differentiated product platforms supported by extensive clinical evidence. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure provided in this release for certain periods, and is calculated by excluding certain items from net income (loss) on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by third party net sales for the applicable period.

Sales change information in this release is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net income (loss) and diluted earnings (loss) per share in this release are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted net income (loss) and adjusted diluted earnings per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2023. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution or certain related transactions should be treated as taxable transactions; financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the impact of the separation on our businesses and the risk that the separation and the results thereof may be more difficult, time-consuming and/or costly than expected, which could impact our relationships with customers, suppliers, employees and other business counterparties; restrictions on activities following the distribution in order to preserve the tax-free treatment of the distribution; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries. You are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact Information:

ZimVie

Laura Driscoll • Laura.Driscoll@ZimVie.com

(774) 284-1606

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych • Marissa@gilmartinir.com

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Sales
Third party, net	228,164	260,596	909,487	1,008,830
Related party, net	956	977	4,375	5,819

Total Net Sales	229,120	261,573	913,862	1,014,649
Cost of products sold, excluding intangible asset amortization	(73,347)	(125,172)	(296,679)	(381,569)
Related party cost of products sold, excluding intangible asset amortization	(930)	(742)	(4,107)	(4,248)
Intangible asset amortization	(20,689)	(21,178)	(80,867)	(86,219)
Research and development	(15,254)	(17,399)	(62,691)	(61,328)
Selling, general and administrative	(134,461)	(149,312)	(523,970)	(554,377)
Restructuring	(4,868)	(1,053)	(11,354)	(3,344)
Acquisition, integration, divestiture and related	(3,982)	(12,053)	(29,437)	(24,064)

Operating expenses	(253,531)	(326,909)	(1,009,105)	(1,115,149)

Operating Loss	(24,411)	(65,336)	(95,243)	(100,500)
Other income (expense), net	2,626	(73)	3,603	(465)
Interest expense, net	(6,432)	16	(18,279)	(292)

Loss before income taxes	(28,217)	(65,393)	(109,919)	(101,257)
Benefit for income taxes	(2,127)	4,702	46,038	6,003

Net Loss	(30,344)	(60,691)	(63,881)	(95,254)

Loss Per Common Share - Basic	(1.16)	(2.33)	(2.45)	(3.66)
Loss Per Common Share - Diluted	(1.16)	(2.33)	(2.45)	(3.66)

ZIMVIE INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	As of December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$89,601	$100,399
Accounts receivable, less allowance for credit losses	168,961	164,241
Related party receivable	8,483	—
Inventories	233,854	246,832
Prepaid expenses and other current assets	36,964	25,380

Total Current Assets	537,863	536,852
Property, plant and equipment, net	148,439	180,243
Goodwill	259,999	267,810
Intangible assets, net	654,965	766,175
Other assets	40,790	75,656

Total Assets	$1,642,056	$1,826,736

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$43,998	$45,026
Related party payable	13,176	—
Income taxes payable	14,356	6,278
Other current liabilities	145,779	133,280

Total Current Liabilities	217,309	184,584
Deferred income taxes, net	98,062	129,475
Lease liability	22,287	45,317
Other long-term liabilities	13,561	15,983
Non-current portion of debt	532,233	—

Total Liabilities	883,452	375,359

Stockholders’ Equity:
Common stock, $0.01 par value, 150,000 shares authorized Shares, issued and outstanding, of 26,222 and 0, respectively	262	—
Preferred stock, $0.01 par value, 15,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid in capital	897,028	—
Accumulated deficit	(47,532)	—
Net parent company investment	—	1,494,157
Accumulated other comprehensive loss	(91,154)	(42,780)

Total Stockholders’ Equity	758,604	1,451,377

Total Liabilities and Stockholders’ Equity	$1,642,056	$1,826,736

The accompanying notes are an integral part of these consolidated financial statements.

ZIMVIE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2022	2021	2020
Cash flows provided by operating activities:
Net loss	$(63,881)	$(95,254)	$(178,999)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	122,789	129,719	134,331
Goodwill impairment	—	—	142,000
Share-based compensation	30,289	7,309	5,945
Deferred income tax provision	(70,422)	(22,089)	(22,806)
Loss on disposal of fixed assets	3,358	—	—
Other non-cash items	1,172	—	—
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	5,485	(3,201)	904
Accounts receivable	(26,156)	27,172	(1,072)
Related party receivables	(8,483)	—	—
Inventories	10,210	33,062	(6,141)
Accounts payable and accrued liabilities	21,842	(6,591)	(3,030)
Related party payables	13,176	—	—
Other assets and liabilities	(14,751)	(5,842)	14,848

Net cash provided by operating activities	24,628	64,285	85,980

Cash flows used in investing activities:
Additions to instruments	(10,089)	(28,244)	(32,699)
Additions to other property, plant and equipment	(16,457)	(28,405)	(5,568)
Business combination investments, net of acquired cash	—	—	(8,415)
Other investing activities	(2,117)	(3,700)	(2,832)

Net cash used in investing activities	(28,663)	(60,349)	(49,514)

Cash flows provided by (used in) financing activities:
Net transactions with Zimmer Biomet Holdings, Inc	6,920	90,006	(43,830)
Dividend paid to Zimmer Biomet Holdings, Inc	(540,567)	—	—
Proceeds from term loans	595,000	—	—
Payments on term loans	(58,544)	—	—
Debt issuance costs	(5,170)	—	—
Net cash flows from unremitted collections from factoring programs	—	—	(1,626)
Repayments of debt due to Zimmer Biomet Holdings, Inc	—	(16,905)	(668)
Net activity under employee stock compensation plans	1,059	—	—
Other financing activities	(5)	(752)	(359)

Net cash (used in) provided by financing activities	(1,307)	72,349	(46,483)

Effect of exchange rates on cash and cash equivalents	(5,456)	(3,305)	435

(Decrease) increase in cash and cash equivalents	(10,798)	72,980	(9,582)
Cash and cash equivalents, beginning of year	100,399	27,419	37,001

Cash and cash equivalents, end of period	$89,601	100,399	27,419

Supplemental cash flow information:
Income taxes paid, net	$25,730	$12,089	$4,654
Interest paid	17,283	—	—
Non-cash settlement of debt due to parent	—	4,939	—
Supplemental schedule of noncash investing and financing activities:
Derecognition of right-of-use assets	$(14,174)	$—	$—
Derecognition of lease liabilities	15,303	—	—

The accompanying notes are an integral part of these consolidated financial statements.

SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Total Net Sales by Segment and Region (in thousands)

	For the Three Months Ended December 31,
	2022	2021	Change (%)	Foreign Exchange Impact	Constant Currency % Change
United States	$67,535	$69,496	-2.8%	—	-2.8%
International	48,308	55,911	-13.6%	-10.7%	-2.9%

Total Dental Net Sales	115,843	125,407	-7.6%	-4.7%	-2.9%
United States	90,853	101,200	-10.2%	—	-10.2%
International	21,468	33,989	-36.8%	-8.3%	-28.5%

Total Spine Net Sales	112,321	135,189	-16.9%	-2.1%	-14.8%

Total Third Party Net Sales	228,164	260,596	-12.4%	-3.3%	-9.1%

Related Party Net Sales	956	977	-2.1%	—	—

Total Net Sales	$229,120	$261,573	-12.4%	-3.4%	-9.0%

	For the Twelve Months Ended December 31,
	2022	2021	Change (%)	Foreign Exchange Impact	Constant Currency % Change
United States	$272,726	$267,689	1.9%	—	1.9%
International	186,955	200,793	-6.9%	-10.4%	3.5%

Total Dental Net Sales	459,681	468,482	-1.9%	-4.5%	2.6%
United States	357,416	407,883	-12.4%	—	-12.4%
International	92,390	132,465	-30.3%	-7.6%	-22.7%

Total Spine Net Sales	449,806	540,348	-16.8%	-1.9%	-14.9%

Total Third Party Net Sales	909,487	1,008,830	-9.8%	-3.0%	-6.8%

Related Party Net Sales	4,375	5,819	-24.8%	—	—

Total Net Sales	$913,862	$1,014,649	-9.9%	-3.2%	-6.7%

Reconciliation of Adjusted Net Income (Loss) and Adjusted EPS (in thousands, except per share data)

	For the Three Months Ended December 31, 2022
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Income (Loss)	Net Income (Loss)	Diluted EPS
Reported	$229,120	$(74,277)	$(179,254)	$(24,411)	$(30,344)	$(1.16)
Pre vs. post-spin cost structure differences[1]	—	—	—	—	—	$—
Restructuring[2]	—	—	4,868	4,868	4,868	$0.19
Acquisition, integration, divestiture and related[3]	—	—	3,982	3,982	3,982	$0.15
European medical device regulation[4]	—	—	3,510	3,510	3,510	$0.13
One-time carve-out allocations and other one-time costs[5]	—	1,875	—	1,875	1,875	$0.07
Intangible asset amortization	—	—	20,689	20,689	20,689	$0.79
Related party	(956)	930	—	(26)	(26)	$—
One-time share-based compensation expense[6]	—	—	1,000	1,000	1,000	$0.04
Tax effect of above adjustments	—	—	—	—	(1,287)	$(0.05)
Favorable Puerto Rico tax ruling[7]	—	—	—	—	—	$—

Adjusted	$228,164	$(71,472)	$(145,205)	$11,487	$4,267	$0.16

	For the Three Months Ended December 31, 2021
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Income (Loss)	Net Income (Loss)	Diluted EPS
Reported	$261,573	$(125,914)	$(200,995)	$(65,336)	$(60,691)	$(2.33)
Pre vs. post-spin cost structure differences[1]	—	—	3,027	3,027	3,027	$0.12
Restructuring[2]	—	—	1,053	1,053	1,053	$0.04
Acquisition, integration, divestiture and related[3]	—	—	12,053	12,053	12,053	$0.46
European medical device regulation[4]	—	—	3,092	3,092	3,092	$0.12
One-time carve-out allocations and other one-time costs[5]	—	31,794	8,365	40,159	40,159	$1.54
Intangible asset amortization	—	—	21,178	21,178	21,178	$0.81
Related party	(977)	742	110	(125)	(125)	$—
One-time share-based compensation expense[6]	—	—	—	—	—	$—
Tax effect of above adjustments	—	—	—	—	(29,117)	$(1.12)
Favorable Puerto Rico tax ruling[7]	—	—	—	—	—	$—

Adjusted	$260,596	$(93,378)	$(152,117)	$15,101	$(9,371)	$(0.36)

Reconciliation of Adjusted Net Income and Adjusted EPS (in thousands, except per share data)

	For the Twelve Months Ended December 31, 2022

	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Income (Loss)	Net Income (Loss)	Diluted EPS
Reported	$913,862	$(300,786)	$(708,319)	$(95,243)	$(63,881)	$(2.45)
Pre vs. post-spin cost structure differences[1]	—	—	5,271	5,271	5,271	$0.20
Restructuring[2]	—	—	11,354	11,354	11,354	$0.44
Acquisition, integration, divestiture and related[3]	—	—	29,437	29,437	29,437	$1.13
European medical device regulation[4]	—	—	10,064	10,064	10,064	$0.39
One-time carve-out allocations and other one-time costs[5]	—	(164)	4,890	4,726	4,726	$0.18
Intangible asset amortization	—	—	80,867	80,867	80,867	$3.10
Related party	(4,375)	4,107	—	(268)	(268)	$(0.01)
One-time share-based compensation expense[6]	—	1,664	12,981	14,645	14,645	$0.56
Tax effect of above adjustments	—	—	—	—	(38,639)	$(1.48)
Favorable Puerto Rico tax ruling[7]	—	—	—	—	(5,712)	$(0.22)

Adjusted	$909,487	$(295,179)	$(553,455)	$60,853	$47,864	$1.84

	For the Twelve Months Ended December 31, 2021

	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Income (Loss)	Net Income (Loss)	Diluted EPS
Reported	$1,014,649	$(385,817)	$(729,332)	$(100,500)	$(95,254)	$(3.66)
Pre vs. post-spin cost structure differences[1]	—	—	7,439	7,439	7,439	$0.29
Restructuring[2]	—	—	3,344	3,344	3,344	$0.13
Acquisition, integration, divestiture and related[3]	—	—	24,064	24,064	24,064	$0.92
European medical device regulation[4]	—	—	5,627	5,627	5,627	$0.22
One-time carve-out allocations and other one-time costs[5]	—	37,356	15,300	52,656	52,656	$2.02
Intangible asset amortization	—	—	86,219	86,219	86,219	$3.31
Related party	(5,819)	4,248	317	(1,254)	(1,254)	$(0.05)
One-time share-based compensation expense[6]	—	—	—	—	—	$—
Tax effect of above adjustments	—	—	—	—	(45,806)	$(1.76)
Favorable Puerto Rico tax ruling[7]	—	—	—	—	—	$—

Adjusted	$1,008,830	$(344,213)	$(587,022)	$77,595	$37,035	$1.42

[1]

Reflects certain items captured in the GAAP carve-out financial statements that have not continued post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie.

[2]

In June 2022 and November 2022, we instituted restructuring plans and the expenses incurred in the three and twelve months ended December 31, 2022 under these plans were primarily related to employee termination benefits and the exit of our spine products operations in China as a result of an unsuccessful volume-based procurement program bid. Zimmer Biomet instituted restructuring plans in the fourth quarters of 2019 and 2021, and the restructuring costs we incurred under those plans were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[3]	Acquisition, integration, divestiture, and related costs are limited to a specific period of time and related to ZimVie being established as a standalone public company.

[4]	Expenses incurred for initial compliance with the European Union (“EU”) Medical Device Regulation (“MDR”) for previously- approved products.
[5]

One-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The adjustments to cost of products sold in Q4 2021 were one-time charges due to the spine brand rationalization project. The adjustments to cost of products sold in Q4 2022 were related to non-cash asset write offs from the exit of our Spine products operations in China as a result of an unsuccessful VBP bid.

[6]	One-time share-based compensation expense due to replacement awards provided in connection with the separation from Zimmer Biomet.
[7]	Tax benefit in Q3 2022 from a favorable Puerto Rico tax ruling related to the intercompany sale of intellectual property prior to the spin.

Reconciliation of Adjusted EBITDA (in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Sales
Third party, net	$228,164	$260,596	$909,487	$1,008,830
Related party, net	956	977	4,375	5,819

Total Net Sales	$229,120	$261,573	$913,862	$1,014,649

Net Income (Loss)	(30,344)	(60,691)	(63,881)	(95,254)
Interest expense, net	6,432	(16)	18,279	292
Income tax benefit	2,127	(4,702)	(46,038)	(6,003)
Depreciation and amortization	30,320	33,992	122,374	129,659

EBITDA	8,535	(31,417)	30,734	28,694
Share-based compensation	5,307	2,273	31,224	11,079
Restructuring[1]	4,868	1,053	11,354	3,344
Acquisition, integration, divestiture and related[2]	3,982	12,053	29,437	24,064
Related party income	(26)	(125)	(268)	(1,254)
European medical device regulation[3]	3,510	3,092	10,064	5,627
Pre vs. post-spin cost structure differences[4]	—	3,027	5,271	7,439
One-time carve-out allocations and other one-time costs[5]	1,875	40,159	4,726	52,656

Adjusted EBITDA	$28,051	$30,115	$122,542	$131,649

Net Income (Loss) Margin[6]	-13.3%	-23.3%	-7.0%	-9.4%
Adjusted EBITDA Margin[7]	12.3%	11.6%	13.5%	13.0%

[1]

In June 2022 and November 2022, we instituted restructuring plans and the expenses incurred in the three and twelve months ended December 31, 2022 under these plans were primarily related to employee termination benefits and the exit of our spine products operations in China as a result of an unsuccessful volume-based procurement program bid. Zimmer Biomet instituted restructuring plans in the fourth quarters of 2019 and 2021, and the restructuring costs we incurred under those plans were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[2]	Acquisition, integration, divestiture, and related costs are limited to a specific period of time and related to ZimVie being established as a standalone public company.
[3]	Expenses incurred for initial compliance with the EU MDR for previously-approved products.
[4]

Reflects certain items captured in the GAAP carve-out financial statements that have not continued post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie.

[5]

One-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The adjustments to cost of products sold in Q4 2021 were one-time charges due to the spine brand rationalization project. The adjustments to cost of products sold in Q4 2022 were related to non-cash asset write offs from the exit of our Spine products operations in China as a result of an unsuccessful VBP bid..

[6]	Net Income (Loss) Margin is calculated as Net Income (Loss) divided by third-party net sales for the applicable period
[7]	Adjusted EBITDA Margin is Adjusted EBITDA divided by third party net sales for the applicable period.

Reconciliation of Adjusted Effective Tax Rate

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Effective tax rate	(7.5)%	7.2%	41.9%	6.0%
Tax effect of adjustments made to earnings before taxes(1)	53.7	154.4	(45.0)	45.8
Other certain tax adjustments	—	—	(0.7)	—

Adjusted effective tax rate	46.2%	161.6%	(3.8)%	51.8%

[1]	Includes intangible asset amortization; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; litigation; EU MDR; and other charges.